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                         SILICON VALLEY BANK 401(k) AND
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                    EXHIBITS

23.1     Consent of Independent Auditors



The Administrative Committee
Silicon Valley Bank 401(k) and Employee Stock Ownership Plan:

We consent to the incorporation by reference in the registration statement No. 33-60467 on Form S-8 of Silicon Valley Bancshares of our report dated June 22, 1999 related to the statements of net assets available for benefits with fund information of the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits with fund information for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of Silicon Valley Bank 401(k) and Employee Stock Ownership Plan.

                                                            /s/ KPMG LLP
                                                            ------------

San Francisco, California
June 22, 1999